SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                February 15, 2002

                         Date of earliest event reported

                             ULTRASTRIP SYSTEMS INC.

             (Exact name of registrant as specified in its charter)



        Florida                         000-25663               65-0841549
(State or other jurisdiction           (Commission            (IRS Employer
 of incorporation)                     File Number)          Identification No.)


                   3515 S.E. Lionel Terrace, Stuart, FL 34996
          (Address of principal executive offices, including zip code)

                                 (561) 287-4846
               Registrant's telephone number, including area code

          (Former name or former address, if changed since last report)

ITEM 1. CHANGE IN CONTROL OF REGISTRANT.

Not Applicable

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Not Applicable

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

Not Applicable

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On February 15, 2002, the Registrant advised its certifying accountant for the fiscal years ended December 31, 2000, December 31, 1999 and December 31, 1998, Barry I. Hechtman, P.A. (Hechtman), that the Registrant's Board of Directors had decided to dismiss such firm as of such date as the Registrant's certifying accountant. Such decision was also approved by the Registrant's audit committee. The Registrant's audit committee is presently interviewing other accountants to audit its financial statements for the fiscal year ended December 31, 2001.

During the period of Hechtman's engagement, and during the subsequent interim periods, there were no disagreements between the Registrant and Hechtman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hechtman, would have caused Hechtman to make reference thereto in connection with their report to the subject matter of the disagreements. The accountants' report on the financial statements of the Registrant for the fiscal year ended December 31, 2000 contained within the Registrant's Form 10-KSB for the fiscal year ended December 31, 2000 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope or accounting principles, except to express doubt as to the Registrant's ability to continue as a going concern.

The Registrant has requested that Hechtman provide a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. Such letter is attached as Exhibit 16.1.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

Not Applicable

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS.

Not Applicable

ITEM 7. FINANCIAL STATEMENT AND EXHIBITS.


     (a)      Financial Statement - Not Applicable

     (b)      Pro-forma Financial Information - Not Applicable

     (c)      Exhibit

              Exhibit 16.1 Letter from Barry I. Hechtman, P.A. to the Securities and Exchange Commission dated February 20, 2002



ITEM 8. CHANGE IN FISCAL YEAR.

Not Applicable

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             ULTRASTRIP SYSTEMS INC.





                     By:  /s/ Robert O. Baratta
                          ---------------------
                          Robert O.Baratta, President and Chief
                          Executive Officer




Dated: February 25, 2002